UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

August 25, 2005

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification number)

500 Kendall Street, Cambridge, Massachusetts  02142

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:

(617) 252-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On August 25, 2005, the Board of Directors of Genzyme Corporation (the “Company”), upon the recommendation of the Company’s Compensation Committee, approved certain changes to the cash compensation structure for non-employee directors, effective October 1, 2005.  Directors who are employees of the Company do not receive additional compensation for board service. The following table sets forth the compensation payable to non-employee directors before and after these changes.

	Effective 10/1/02 – 9/30/05	Effective 10/1/05
Cash Compensation:
Annual Retainer	$25,000 per annum	$25,000 per annum
Board Meeting Fees	$500 - $1,500 per meeting	$2,000 per meeting
Committee Meeting Fees	$500 - $1,000 per meeting	$1,500 per meeting
Audit Chairman Retainer	$4,000 per annum	$14,000 per annum
Compensation Chairman Retainer	$4,000 per annum	$8,000 per annum
Governance Chairman Retainer	$4,000 per annum	$4,000 per annum

Non-Cash Compensation:
Stock Option Award	15,000 shares per annum	15,000 shares per annum

Under the Company’s director deferred compensation plan, each director may choose to defer the cash compensation payable to him or her until his or her service as a director ends or until a specified date.  The director can elect to defer compensation in exchange for a future payment of cash, stock, or a combination of cash and stock.  No changes were made to the director deferred compensation plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

Dated: October 7, 2005	By:	/s/ Peter Wirth
Peter Wirth
Executive Vice President; Chief Legal Officer